UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2004 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 9.	Regulation FD Disclosure

The following information is furnished pursuant to Item 9 "Regulation FD Disclosure."

On April 27, 2004, Royal Gold, Inc. announced that Randy L. Parcel will join the Company, June 1, 2004, as Vice President and General Counsel. The information contained in the press release dated April 27, 2004, is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: April 27, 2004
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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated April 27, 2004, "Royal Gold Appoints Vice President and General Counsel."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman & Chief Executive Officer Karen Gross, Vice President & Corporate Secretary (303) 573-1660
ROYAL GOLD APPOINTS VICE PRESIDENT AND GENERAL COUNSEL

          DENVER, COLORADO. APRIL 27, 2004: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), the leading precious metals royalty company, today announced that Randy L. Parcel will join the Company, June 1, 2004, as Vice President and General Counsel. In this position, Mr. Parcel will have primary legal responsibility for preparation of royalty acquisition and royalty financing documents, and will work closely with Donald Baker, Vice President of Business Development, and other Company officers in negotiating and structuring royalty transactions.

          Commenting on Parcel's appointment, Stanley Dempsey, Chairman and CEO, said, "We are very pleased that Randy is joining the Company. He brings with him over thirty years of professional experience devoted exclusively to mining and natural resources law. Royal Gold has ambitious growth plans over the next several years and Randy will play a key role in shaping future acquisitions and transactions by the Company."

          Mr. Parcel most recently served as the Managing Partner of the Denver office of Perkins Coie LLP, a Seattle-based law firm. Before forming his own law firm, Parcel Mauro, in 1978, Mr. Parcel was in-house counsel to the Mining Division of Johns-Manville Corporation (now Manville Corp.) and was a partner at the Denver law firm of Holland & Hart.

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          Over the course of his career he has developed extensive experience negotiating and drafting joint venture agreements, developing lending and financing agreements and leases involving precious and base metals, and performing title work on patented and unpatented mining claims.

          Parcel is a member of the Society of Mining Engineers, a Director of the Colorado Mining Association, and a member of the Association's Mining Law Review and Hardrock Committees. He serves as a Trustee and as Vice-Chair of the Executive Committee of the South Dakota School of Mines and Technology Foundation. He served as a Trustee of the Colorado School of Mines from 1995 to 1999. Parcel holds a Juris Doctorate from Northwestern University School of Law in Chicago, Illinois, and a Bachelor of Science degree in Mining Engineering from the South Dakota School of Mines and Technology in Rapid City, South Dakota.

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

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